Exhibit 11


               SHELDAHL, INC. AND SUBSIDIARY
     STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE
           (in thousands, except per share data)



                                     For The Nine Months Ended


                                          June 2,      May 27,
                                           1995         1994
                                      ________________________

     Primary Earnings Per Share

     Weighted average number of issued
        shares outstanding                   6,660       4,840

     Effect of exercise of stock options
        under the treasury stock method                    238          278
                                            ______     _______
     Weighted average shares outstanding used
        to compute primary earnings per share            6,898        5,118
                                              ====        ====
     Net income                            $ 1,434     $ 1,793
                                              ====        ====
     Net income per share                 $   0.21    $   0.35
                                              ====        ====


     Fully diluted earnings per share

     Weighted average number of issued
        shares outstanding                   6,660       4,840

     Effect of exercise of stock options
        under the treasury stock method                    249          292
                                            ______      ______
     Weighted average shares outstanding used
        to compute fully diluted earnings
        per share                            6,909       5,132
                                              ====        ====
     Net income                            $ 1,434     $ 1,793
                                              ====        ====

     Net income per share                  $  0.21    $   0.35
                                              ====        ====

     Exhibit 11

               SHELDAHL, INC. AND SUBSIDIARY
     STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE
           (in thousands, except per share data)



                                      For The Three Months Ended

                                         June 2,       May 27,
                                          1995           1994
                                       _________________________

     Primary Earnings Per Share

     Weighted average number of issued
        shares outstanding                   6,726       4,851

     Effect of exercise of stock options
        under the treasury stock method        210         316
                                            ______      ______
     Weighted average shares outstanding
        used to compute primary earnings
        per share                            6,936       5,167
                                              ====        ====
     Net income                             $  780      $  405
                                              ====        ====
     Net income per share                   $ 0.11      $ 0.08
                                              ====        ====


     Fully diluted earnings per share

     Weighted average number of issued
        shares outstanding                   6,726       4,851

     Effect of exercise of stock options
        under the treasury stock method                    210          316
                                            ______      ______
     Weighted average shares outstanding used
        to compute fully diluted earnings
        per share                            6,936       5,167
                                              ====        ====
     Net income                             $  780      $  405
                                              ====        ====
     Net income per share                   $ 0.11      $ 0.08
                                              ====        ====